                                                                      EXHIBIT 15

Board of Directors
Zix Corporation

We are aware of the incorporation by reference in the Registration Statements on Form S-8 (No. 33-34451, No. 33-53010, No. 33-65061, No. 333-06503, No.
333-06505, No. 333-06507, No. 333-06511, No. 333-90323, No. 333-31294, No.
333-55068, No. 333-61822, No. 333-62604, No. 333-74890, and No. 333-96663) and
the Registration Statements on Form S-3 (No. 333-33708, No. 333-36556, No. 333-83934, No. 333-89052, No.333-89056, No. 333-100337, No. 333-100399, No.
333-100400, and No. 333-101041) of Zix Corporation (formerly ZixIt Corporation) of our report dated October 11, 2002, with respect to the unaudited condensed consolidated interim financial statements of Zix Corporation, which are included in its Form 10-Q for the quarter ended September 30, 2002.

Pursuant to Rule 436(c) of the Securities Act of 1933 our reports are not a part of the Registration Statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

Dallas, Texas                                              /s/ ERNST & YOUNG LLP
November 12, 2002